Exhibit 5.1

[Letterhead of Centex Corporation]

January 26, 2005

Centex Corporation
2728 North Harwood
Dallas, Texas 75201

Ladies and Gentlemen:

     I am Vice President and Corporate Counsel of Centex Corporation, a Nevada corporation (the “Company”), and have acted as counsel for the Company in connection with (i) the registration statement on Form S-3 (the “Supplemental Registration Statement”) to be filed by the Company on or about January 27, 2005 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the proposed issuance and sale by the Company of senior debt securities (the “Debt Securities”) registered or to be registered pursuant to the Supplemental Registration Statement and a registration statement on Form S-3 (Commission File No. 333-49966) (the “Original Registration Statement”) filed by the Company, 3333 Holding Corporation, Centex Development Company, L.P., Centex Trust I and Centex Trust II with the Commission and declared effective under the Securities Act. The Debt Securities will be issued under an Indenture, dated as of October 1, 1998 (the “Indenture”), between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee (the “Trustee”), as amended and supplemented by Indenture Supplement No. 7, dated as of March 22, 2001 (the “Supplemental Indenture”) between the Company and the Trustee. The Debt Securities will be distributed pursuant to the Distribution Agreement, dated as of March 22, 2001 (the “Distribution Agreement”) by and among the Company and the Agents named therein or in accordance with the terms and provisions of the Distribution Agreement.

     In furnishing this opinion, I or members of my staff have examined and relied upon copies of the Restated Articles of Incorporation and By-laws of the Company, as amended to date (the “Charter Documents”), the Indenture, the Distribution Agreement, corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

     In connection with this opinion, I have assumed the genuineness of all signatures on all documents examined by me and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Nevada.

     2. With respect to the Debt Securities, (a) when the Board of Directors of the Company (the “Board”) or, to the extent permitted by the General Corporation Law of the State of Nevada and the Charter Documents, a duly constituted and acting committee or committee appointed by or on behalf of the Board (each, a “Committee”) has taken all necessary corporate action to establish the terms of the Debt Securities and to authorize and approve the issuance thereof and (b) when the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, the Supplemental Indenture and the Distribution Agreement in exchange for payment of the consideration therefor provided for therein, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinions set forth above are limited to the laws of the State of Texas, the State of Nevada and the United States of America. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Supplemental Registration Statement. Additionally, I hereby consent to the reference to me under the caption “Legal Opinions” in the Supplemental Registration Statement, including any prospectus constituting a part thereof. By giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Paul Johnston
Paul Johnston
Vice President and Corporate Counsel

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